UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2012

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, William E. Sylvester, Jr. resigned from the boards of directors of the Company and its bank subsidiary, CNB. A copy of Mr. Sylvester’s resignation letter (the “Sylvester Letter”) is filed herewith as Exhibit 99.1, and a copy of the Company’s written acceptance of the resignation is filed herewith as Exhibit 99.2. Prior to his resignation, Mr. Sylvester served on the Nominating and Corporate Governance Committee and the Asset Liability Committee of the Company’s board of directors.

Mr. Sylvester’s resignation was due to a disagreement with the Company regarding certain aspects of the Company’s policies and practices, which are described in the Sylvester Letter. The Sylvester Letter does not provide specific facts or circumstances in support of Mr. Sylvester’s disagreements, but states that his concerns fall within the categories of management appointees, decisions relating to acquisitions and their integration with the Company, certain credit decisions made by The Talbot Bank of Easton, Maryland, a bank subsidiary of the Company, and certain funding decisions that he felt left the Company vulnerable to possible liquidity issues. The foregoing description is qualified in its entirety by reference to the Sylvester Letter.

The Company respectfully disagrees with the Sylvester Letter and notes its belief that all of Mr. Sylvester’s concerns relate to facts and circumstances that arose prior to his nomination and election to the Company’s board of directors. The Company categorically denies that any member of management or the board of directors acted, or failed to act, in a manner that was in any way inconsistent with the management of a public company or the duties of care, loyalty or candor. Rather, the Company believes that the disagreements described in the Sylvester Letter simply evidence differences of opinion between Mr. Sylvester and the board of directors and management of the Company as to how the business and affairs of the Company and its subsidiaries should have been managed during the recent banking crisis and resulting recession, and how the Company and its subsidiaries should be managed as the economy and the banking industry recover. All actions were taken with the best interests of Company and its stockholders in mind.

On November 6, 2012, the Company provided a copy of this report to Mr. Sylvester, including Exhibits 99.1 and 99.2, and notified him that he has an opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, the respects in which he does not agree. The Company will file any such response it receives as an amendment to this report within two business days of its receipt thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 6, 2012	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Resignation letter, dated as of November 6, 2012, from William E. Sylvester, Jr. (filed herewith).
99.2	Letter, dated as of November 6, 2012, to William E. Sylvester, Jr. from Shore Bancshares, Inc. (filed herewith).